                                                                   Exhibit 10.60

                          SECURITIES PURCHASE AGREEMENT

                  This Securities Purchase Agreement (this "Agreement") is dated as of December 6, 2001 among i-STAT Corporation, a Delaware corporation (the "Company"), and the purchasers identified on the signature pages hereto (each a "Purchaser" and collectively the "Purchasers").

                  WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company, securities of the Company as more fully described in this Agreement.

                  NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  Section 1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

                  "Abbott Standstill Agreement" means the Standstill Agreement, dated as of August 3, 1998, between the Company and Abbott Laboratories.

                  "Abbott Securities Purchase Agreement" means the Common Stock Purchase Agreement, dated as of August 3, 1998, between the Company and Abbott Laboratories.

                  "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

                  "Aggregate Purchase Price" means the sum of the Closing Date Purchase Amount and the total amount that all Purchasers are required to pay under Section 2.3.

                  "Cerberus" means Cerberus Partners, L.P., a Delaware limited partnership, and its Affiliates.

                  "Certificate Of Designation" means a certificate of designation of rights and preferences of the Company's Series D Convertible Preferred Stock, in the form set forth in Exhibit A.

                  "Closing" means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

                  "Closing Date" means the date of the Closing.

                  "Closing Date Purchase Amount" means the total amount of money paid by all Purchasers to or as directed by the Company in accordance with
Section 2.2(b)(i).

                  "Closing Price" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market or any other national securities exchange, the closing bid price per share of the Common Stock for such date (or the nearest preceding date if there is no price on such date) at 4 P.M. (local time for such Eligible Market or other national securities exchange) on the primary Eligible Market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) so quoted; (c) if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers holding a majority of the Preferred Stock.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the common stock of the Company, par value $0.15 per share, or such securities into which such stock shall hereafter be classified.

                  "Company Counsel" means Paul, Hastings, Janofsky & Walker LLP, counsel to the Company.

                  "Effective Date" means the date that an Underlying Shares Registration Statement is first declared effective by the Commission.

                  "Eligible Market" means the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with the rules and regulations promulgated thereunder.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Indebtedness" means (a) all obligations for borrowed money,
(b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products,
(c) all obligations under capitalized leases, (d) all obligations or liabilities of others secured by a lien on any asset of the Company or any Subsidiary, irrespective of whether such obligation or liability is assumed, (e) all obligations of the Company or any Subsidiary for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of business) and (f) any obligation of the Company or any Subsidiary guaranteeing or intended to guarantee any obligation of any other Person.

                  "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  "Preferred Shares" means the shares of Preferred Stock which are being purchased by and issued to the Purchasers pursuant to this Agreement.

                  "Preferred Stock" means the Series D Convertible Preferred Stock of the Company, which is convertible into shares of Common Stock which shall have the terms set forth in the Certificate of Designation.

                  "Plan" shall have the meaning set forth in Section 4.1(b).

                  "Purchaser Counsel" means Schulte Roth & Zabel LLP, counsel to the Purchasers.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Closing Date, among the Company and the Purchasers, in the form of Exhibit B.

                  "Required Effectiveness Date" means the date on which an Underlying Shares Registration Statement is required to become effective pursuant to the Registration Rights Agreement.

                  "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Securities" means the Preferred Shares, Warrants and Underlying Shares.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Series C Preferred Stock Purchase Agreement" means the Securities Purchase Agreement, dated as of August 2, 2001, among the Company and certain purchasers named therein.

                  "Subsidiary" means any subsidiary of the Company that is required to be listed in Schedule 3.1(a).

                  "Trading Day" means (a) any day on which the Common Stock is traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted on any national securities exchange, market or trading or quotation facility, then a day on which trading occurs on the New York Stock Exchange (or any successor thereto).

                  "Trading Market" means Nasdaq National Market or any other national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

                  "Transaction Documents" means this Agreement, the Securities, the Registration Rights Agreement, the Certificate of Designations, the Transfer Agent Instructions and any other documents or agreements executed in connection with the transactions contemplated hereunder.

                  "Transfer Agent Instructions" means instructions to the Company's transfer agent, in the form set forth in Exhibit E.

                  "Underlying Shares" means the shares of Common Stock issuable upon conversion of the Preferred Shares and upon exercise of the Warrants.

                  "Underlying Shares Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by the Purchasers and their assignees.

                  "Warrants" means the Common Stock purchase warrants, in the form set forth in Exhibit D, issued to each Purchaser at the Closing.

                  "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

                                   ARTICLE II

                               PURCHASE AND SALE

                  Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to the Purchasers, and the Purchasers shall, severally and not jointly, purchase from the Company, the Preferred Shares and the Warrants set forth next to the Purchasers' names on the investor allocation table attached hereto as Exhibit F (the "Investor Allocation Table"). The Closing shall take place at the offices of Purchaser Counsel on or before December 14, 2001, subject to the satisfaction or waiver of the conditions set forth in Article V of this Agreement, or at such other location or time as the parties may agree. At the Closing, each Purchaser shall deliver or cause to be delivered to the Company an amount equal to the product of the number of Preferred Shares indicated next to such Purchaser's name on the Investor Allocation Table multiplied by $1,000, all in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose. At or prior to the Closing, each Purchaser may designate in writing its Affiliates to be named as "Purchasers" hereunder.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers as of the date hereof and as of the date of Closing:

                  (a) Subsidiaries. The Company has no subsidiaries other than those listed in Schedule 3.1(a). Except as disclosed in Schedule 3.1(a), the Company owns all of the capital stock of each Subsidiary free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction (collectively, "Liens"), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. If the Company has no subsidiaries, then references in the Transaction Documents to the Subsidiaries will be disregarded.

                  (b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate: (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a "Material Adverse Effect").

                  (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and, when delivered in accordance with the terms hereof and assuming the applicable Transaction Documents constitute the legal, valid and binding agreement of each party other than the Company, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.

                  (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

                  (e) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filings required under Section 4.8 and the required filing of the Certificate of Designation pursuant to Section 2.2,
(ii) the filing with the Commission of the Underlying Shares Registration Statement, (iii) the application(s) to each Trading Market for the listing of the Underlying Shares for trading thereon in the time and manner required thereby and (iv) applicable Blue Sky filings (collectively, the "Required Approvals").

                  (f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has on the date hereof and will, at all times while the Preferred Shares and the Warrants are outstanding, maintain an adequate reserve of duly authorized shares of Common Stock, reserved for issuance to the holders of the Preferred Shares and the Warrants, to enable it to perform its conversion, exercise and other obligations under this Agreement, the Certificate of Designation and the Warrants. Such number of reserved and available shares of Common Stock is not less than 4,687,500 (collectively, the "Initial Minimum"). All such authorized shares of Common Stock shall be duly reserved for issuance to the holders of the Preferred Shares and the Warrants. When issued in accordance with the Certificate of Designation and the Warrants, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens.

                  (g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company is set forth in
Schedule 3.1(g). No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and except as disclosed in Schedule 3.1(g), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth in Schedule 3.1(g), the issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers and other than to Abbott Laboratories) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

                  (h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Schedule 3.1(h), the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject have been filed as exhibits to the SEC Reports as required under the Exchange Act.

                  (i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports filed with the Commission prior to the date hereof, except as specifically disclosed in the SEC Reports filed with the Commission prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected or reserved against in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or, except for the redemption of the Company's Series C Convertible Preferred Stock and cancellation of the related warrants in accordance with Section 5, purchased, redeemed, cancelled or made any agreements to purchase, redeem, or cancel any shares of its capital stock or securities, and (v) the Company has not issued any equity securities to any officer, director, consultant or Affiliate, except pursuant to existing Company stock option plans.

                  (j) Litigation. Except as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which:
(i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. The Company does not have pending before the Commission any request for confidential treatment of information, and the Company does not expect to make any such request prior to the Required Effectiveness Date. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

                  (k) Labor Relations. No material labor problem exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

                  (l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

                  (m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

                  (n) Title to Assets. Except as set forth in Schedule 3.1(n), the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

                  (o) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person, and to the knowledge of the Company, as such Intellectual Property Rights violate or infringes upon the rights of any Person, except to the extent any such violation or infringement would not result in a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights that could have or result in a Material Adverse Effect.

                  (p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

                  (q) Transactions With Affiliates and Employees. Except as set forth in SEC Reports filed prior to the date hereof, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property or the license of Intellectual Property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  (r) Redemption of Series C Preferred Stock. The redemption of the Series C Preferred Stock in full, and the related cancellation of 555,000 of warrants to purchase Common Stock (collectively, the "Series C Redemption") have been duly authorized by all necessary corporate actions on the part of the Company. The Series C Redemption does not and will not: (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or any event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with our without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or
(iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected.

                  (s) Certain Fees. Except as described in Schedule 3.1(s), no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Company agrees that the Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any Person for fees of the type contemplated by this Section 3.1(s) with the transactions contemplated by this Agreement.

                  (t) Private Placement. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Sections 3.2(b)-(g), the offer, issuance and sale of the Securities to the Purchasers as contemplated hereby are exempt from the registration requirements of the Securities Act. Neither the Company nor any Person acting on the Company's behalf has sold or offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates nor any person acting on the Company's behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would: (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or shareholder approval provisions, including without limitation under the rules and regulations of any Trading Market. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (u) Form S-3 Eligibility. The Company is eligible to register its Common Stock for resale by the Purchasers under Form S-3 promulgated under the Securities Act.

                  (v) Listing and Maintenance Requirements. The Company has not, in the two years preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

                  (w) Registration Rights. Except as set forth on Schedule 3.1(w), no holder of the Company's securities has any demand or piggyback registration rights with respect to such securities and the Company has not agreed to grant such rights to any Person.

                  (x) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Securities and the Purchasers' ownership of the Securities, including the Purchaser's acquisition of the Underlying Shares. The Company and its Board of Directors have taken all necessary action to designate Cerberus as a "Minority Investor" as defined in the Plan (as defined herein) (A) with the right to acquire up to twenty-five percent (25%) of the Company's outstanding voting securities upon termination of the Abbott Standstill Agreement and (B) with the right to acquire up to 34% of the shares of the Common Stock upon termination of the Abbott Purchase Agreement.

                  (y) Disclosure. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         Section 3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants to the Company as follows:

                  (a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by such Purchaser of the Securities hereunder has been (or upon delivery will be) duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

                  (b) Investment Intent. Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof other than to Affiliates; provided, however, that such Purchaser retains the right, subject to the provisions of this Agreement, the Registration Rights Agreement and the Warrants, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold Securities for any amount of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

                  (c) Purchaser Status. At the time such Purchaser was offered the Preferred Shares and the Warrants, it was, and at the date hereof it is, and at each exercise date under its respective Warrants, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Purchaser has not been formed solely for the purpose of acquiring the Securities.

                  (d) Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

                  (e) Ability of such Purchaser to Bear Risk of Investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

                  (f) Access to Information. Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

                  (g) General Solicitation. To the best of its knowledge, such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

                  (h) Reliance. Such Purchaser understands and acknowledges that: (i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

                  (i) Beneficial Ownership. Such Purchaser does not on the Closing Date (after giving effect to the consummation of the transactions contemplated hereunder), beneficially own (as determined in accordance with
Section 13(d) of the Exchange Act) in excess of 14.999% of the shares of Common Stock outstanding on the Closing Date, assuming enforcement of all exercise and conversion limitations set forth in the applicable Transaction Documents.

         The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

                                   ARTICLE IV

                         OTHER AGREEMENTS OF THE PARTIES

         Section 4.1 Transfer Restrictions.

                  (a) Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with any transfer agent for the securities of the Company, without any such legal opinion, any transfer of Securities by a Purchaser to an Affiliate of such Purchaser, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act and that it is acquiring the Securities solely for investment purposes (subject to the qualifications hereof). As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

                  (b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of the following legend on the Securities:

         NEITHER THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE]] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

         None of the Securities shall contain the legend set forth above or any other legend (other than as required pursuant to the Stockholder Protection Plan, dated as of June 26, 1995 between the Company and First Fidelity Bank, National Association, as rights agent (the "Plan")): (i) while a registration statement is effective under the Securities Act to cover the resale of such security, or (ii) if Rule 144(k) may be utilized by the seller of such security or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Company's transfer agent on the Effective Date. If any Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares issuable in respect thereto, such Warrant Shares shall be issued without legends (except any legend required by the Plan). If any Warrant is exercised at any time by cashless exercise at a time when Rule 144(k) is applicable to the resale of the Warrant Shares, such Warrant Shares shall be issued without legends (except any legend required by the Plan). The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(b), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing Securities issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

         Section 4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance and conversion and exercise (as applicable) of the Securities will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue the Securities pursuant to the Transaction Documents is unconditional and absolute, regardless of the effect of any such dilution.

         Section 4.3 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

         Section 4.4 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers.

         Section 4.5 Reservation and Listing of Securities. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents which number shall not be less than the Initial Minimum. The Company shall: (i) in the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock equal to no less than the sum of the Common Shares and the Initial Minimum, (ii) take all steps necessary to cause such shares to be approved for listing on each Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such shares on each such Trading Market or another Eligible Market.

         Section 4.6 Conversion and Exercise Procedures. The Transfer Agent Instructions and Conversion Notice, as defined in the Certificate of Designations, set forth the totality of the procedures with respect to the conversion of the Preferred Shares. The Transfer Agent Instructions and Form of Election to Purchase under the Warrants set forth the totality of the procedures with respect to the exercise of the Warrants. No additional legal opinion or other information or instructions shall be necessary to enable the Purchasers to convert their Preferred Shares or exercise their Warrants. The Company shall honor conversions of the Preferred Shares and exercises of the Warrants and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

         Section 4.7 Right of First Refusal.

                  (a) So long as the Purchasers and their Affiliates beneficially own shares of Common Stock (such amount to include the Preferred Shares and the Warrant Shares without regard to limitations on conversion or exercise) equal to at least fifteen percent (15%) of the shares of Common Stock outstanding on a fully diluted basis (excluding employee stock options) immediately following the Closing Date, if at any time the Company wishes to, directly or indirectly, (i) sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or the Subsidiaries' equity or equity equivalent securities at a price per share less than $8.00 per share, including without limitation any Indebtedness, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable for Common Stock or (ii) borrow any funds or otherwise become subject to, whether directly or by way of guarantee or otherwise, any Indebtedness (including capitalized leases and sale/leaseback transactions) (any such action under (i) or (ii) being referred to as a "Subsequent Transaction"), pursuant to the terms of a bona fide offer received from a third party, the Company shall submit such offer in writing of the Subsequent Transaction to each of the Purchasers (the "Subsequent Transaction Notice"). The Subsequent Transaction Notice shall describe in reasonable detail the proposed terms of such Subsequent Transaction including price of the proposed sale, transfer or issuance, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Placement is proposed to be effected, and attached to which shall be a commitment letter, proposal letter, term sheet or similar document relating thereto. The Subsequent Transaction Notice shall further state that the Purchasers shall have the right to enter into a Subsequent Transaction for the same price and on the same terms and conditions as set forth in the Subsequent Transaction Notice and that if the Subsequent Transaction involves voting securities, the Company will adjust the terms and conditions as set forth in the Subsequent Transaction Notice so that the Purchaser may participate in full without triggering certain rights under the Plan, the Abbott Standstill Agreement or the Abbott Securities Purchase Agreement. Within ten (10) days after receipt of the Subsequent Transaction Notice, each Purchaser shall give notice to the Company of its intent to provide all financing for a Subsequent Transaction (in full) to the Company on a pro rata basis determined by the aggregate amount of Preferred Shares held by each Purchaser on the same terms and conditions as set forth in the Subsequent Transaction Notice. The Company and the Purchasers shall use their commercially reasonable efforts to complete such mutually acceptable documentation by the later of (a) the time frame, as set forth in the commitment letter, proposal letter, term sheet or similar document or (b) 30th day following the date of the delivery of the Subsequent Transaction Notice. If the Purchasers shall fail to so notify the Company of their willingness to participate in the full Subsequent Transaction, the Company shall not be obligated to negotiate with any Purchaser and may effect such Subsequent Transaction on the terms and to the Persons set forth in the Subsequent Transaction Notice; provided that the Company must provide the Purchasers with a second Subsequent Transaction Notice, and the Purchasers will again have the right of first refusal set forth above in this paragraph (b), if the Subsequent Transaction subject to the initial Subsequent Transaction Notice is not consummated for any reason on the terms set forth in such Subsequent Transaction Notice within 60 Trading Days after the date of the initial Subsequent Transaction Notice with the Person identified in the Subsequent Transaction Notice. If the Purchasers indicate a willingness to provide financing in excess of the amount set forth in the Subsequent Transaction Notice, then each Purchaser will be entitled to provide financing pursuant to such Subsequent Transaction Notice up to an amount equal to such Purchaser's pro rata portion of the aggregate purchase price paid for the Securities under this Agreement, but the Company shall not be required to accept financing from the Purchasers in an amount in excess of the amount set forth in the Subsequent Transaction Notice.

                  Notwithstanding the foregoing, the provisions of this Section 4.7(a) shall be subject to any right of first refusal or right of maintenance that the parties to the Series C Preferred Stock Purchase Agreement may have and to any right of maintenance that Abbott Laboratories may have under Section 8.2(a) of the Abbott Securities Agreement.

                  (b) The restrictions contained in paragraph (a) of this
Section 4.7 shall not apply to: (i) the granting of shares of Common Stock, restricted stock awards or similar equity incentive awards to employees, officers and directors of the Company pursuant to any stock option plan duly adopted by the Company or to the issuance of Common Stock upon exercise of such options or, (ii) the issuance of options, warrants, stock appreciation rights or shares of Common Stock to bona fide consultants of the Company in payment of consulting fees of up to an aggregate of $500,000 in any twelve month period based upon the applicable market price of the Common Stock, (iii) the issuance of warrants or shares of Common Stock in connection with bona fide acquisitions by the Company, (iv) the sale of shares of Common Stock to Abbott Laboratories, or (v) the issuance of shares of Common Stock upon exercise of any warrant or option permitted to be issued pursuant to this Section 4.7(d).

                  (c) The Company shall not create any Lien, claim or encumbrance on any of the Company's properties, except (A) pursuant to financings completed in accordance with the procedures of (a) above, (B) leases of equipment or other property and (C) in the ordinary course of business.

         Section 4.8 Securities Laws Disclosure; Publicity. The Company shall:
(i) on the Closing Date, issue a press release acceptable to the Purchasers disclosing the transactions contemplated hereby and (ii) make such other filings and notices relating to the transactions contemplated hereby in the manner and time required by the Commission. The Company shall, at least two Trading Days prior to the filing or dissemination of any disclosure required by this paragraph, provide a copy thereof to the Purchasers for their review. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication; provided that in the event any press release or public statement or filing of other communications made prior to the Closing Date with respect to the transactions contemplated hereby, such statement, filing or other communication shall state that the consummation of this transaction is subject to customary closing conditions. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

         Section 4.9 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes.

         Section 4.10 Indemnification of the Purchasers. The Company will indemnify and hold the Purchasers and their directors, officers, shareholders, partners, employees and agents (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy, or any allegation by a third party that, if true, would constitute a breach or inaccuracy, of any of the representations, warranties or covenants made by the Company in this Agreement or in the other Transaction Documents. The Company will reimburse such Purchaser Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

         Section 4.11 Indemnification of the Company. Each Purchaser will, severally and not jointly, indemnify and hold the Company and its directors, officers, shareholders, partners, employees and agents (each, a "Company Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Company Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy, or any allegation by a third party that, if true, would constitute a breach or inaccuracy of any of the representations, warranties or covenants made by such Purchaser in this Agreement or in the other Transaction Documents. Such Purchaser will, severally and not jointly, reimburse such Company Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

Section 4.12 Stockholder Protection Plan; Standstill Agreement; Abbott Securities Purchase Agreement. No claim will be made or enforced by the Company that any Purchaser is an "Acquiring Person" under the Plan or in any way could be deemed to trigger the provisions of the Plan by virtue of receiving Securities under the Transaction Documents. Each Purchaser other than those who are "Institutional Investors" under the Plan severally agree (so long as the Standstill Agreement is in full force and effect) not to acquire in excess of 14.99% (calculated in accordance with Rule 13d of the Exchange Act) of the Company's outstanding voting securities. Each Purchaser severally agrees (so long as Section 6.3(b) of the Abbott Securities Purchase Agreement is in full force and effect and assuming the expiration and termination of the Standstill Agreement) not to acquire in excess of 24.99% (calculated in accordance with Rule 13d of the Exchange Act) of the Company's outstanding voting securities on any date that such Purchaser holds Warrants or Preferred Shares. At any time after Section 6.3(b) of the Abbott Securities Purchase Agreement is terminated in accordance with its terms, each Purchaser severally agrees not to acquire shares of Common Stock that would otherwise trigger the provisions of the Plan on any date that such Purchaser holds Warrants or Preferred

Shares. For so long as the Purchaser holds any Preferred Stock or Warrants, it agrees that it will not take any action that would make it an "Acquiring Person" under the Plan (including, without limitation, commencing or announcing an intention to commence, a tender or exchange offer for the Company's outstanding securities).

         Section 4.13 [Intentionally Omitted].

         Section 4.14 Certain Trading Restrictions. Each Purchaser agrees that neither it nor its Affiliates will enter into any short sales.

         Section 4.15 Board of Directors. For so long as Cerberus beneficially owns shares of Common Stock (such amount to include the Preferred Shares and the Warrant Shares without regard to limitations on conversion or exercise) equal to at least ten percent (10%) of the shares of Common Stock outstanding on a fully diluted basis (excluding employee stock options) at any time, Cerberus shall have the right to appoint one member of the Board of Directors ("Board") (the "Cerberus Designee"). The Cerberus Designee shall be either Daniel Frank (so long as he is employed by Cerberus) or Stephen Feinberg (so long as he is employed by Cerberus). The Cerberus Designee shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings in accordance with the Company's policies then in effect with respect to such reimbursement. To the extent permitted by law, the Company will indemnify the Cerberus Designee for the actions of such designee as a member of the Board and/or any committee thereof to the same extent the Company indemnifies all other members of the Board. As long as the Cerberus Designee remains as a member of the Board, the Company will maintain director and officer insurance policies in amounts and on terms, which are reasonable for companies similarly situated to the Company. Any vacancy in the position of a director appointed pursuant to this Section 4.15 shall be filled by and only by Cerberus. Such director may, during his or her term of office, be removed at any time, with or without cause, by Cerberus. The Company shall give written notice, to Cerberus and to its designee as director, of each Board meeting and shall provide to such persons an agenda and minutes of such Board meeting no later than it gives such notice and provides such items to the other Board members.

                                    ARTICLE V

                              CONDITIONS TO CLOSING

         Section 5.1 Conditions Precedent to the Obligations of the Purchasers. The obligation of each Purchaser to acquire Securities at the Closing is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company set forth in Article III shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date (except for (i) representations and warranties that speak of a specific date, which shall be true and correct as of such date and
(ii) representations and warranties that are qualified by "in all material respects" or "Material Adverse Effect" shall be true and correct in all respects as of the date when made and as of the Closing as though made on and as of such date);

                  (b) Closing Deliveries. At the Closing, the Company shall deliver or cause to be delivered to each Purchaser all of the following documents or instruments, or evidence of completion thereof, each in form and substance satisfactory to the Purchasers and their counsel:

                           (i) one or more stock certificates evidencing a
                  number of Preferred Shares indicated next to such Purchaser's name on the Investor Allocation Table, registered in the name of such Purchaser;

                           (ii) a Warrant, registered in the name of such
                  Purchaser, pursuant to which such Purchaser shall have the right to acquire the number of Warrant Shares indicated next to such Purchaser's name on the Investor Allocation Table;

                           (iii) evidence that the Certificate of Designation
                  has been filed on or prior to the Closing Date with the Secretary of State (or other appropriate office) of Delaware;

                           (iv) the legal opinion of Company Counsel, in the
                  form set forth in Exhibit C, executed by such counsel and delivered to the Purchasers;

                           (v) a Registration Rights Agreement duly executed by
                  the Company;

                           (vi) a certificate evidencing the incorporation and
                  good standing of the Company issued by the Secretary of State of Delaware as of a date within five days of the Closing Date;

                           (vii) a certified copy of the certificate of
                  incorporation of the Company as certified by the Secretary of State of the State of Delaware as of a date within five days of the Closing Date;

                           (viii) a secretary's certificate, dated as of the
                  Closing Date, certifying as to (A) the resolutions of the Company authorizing the transactions contemplated by the Transaction Documents, (B) the certificate of incorporation and (C) the by-laws, each as in effect at the Closing; and

                           (ix) a certificate, executed by a chief executive
                  officer of the Company, dated as of the Closing Date, as to the conditions in Section 5.1(a).

                  (c) Performance. The Company and each other Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

                  (d) Consents. All necessary governmental, shareholder and third party consents and Required Approvals necessary in connection with the consummation of the transactions contemplated herein shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Purchasers) and shall remain in effect;

                  (e) Series C Consent. The holders of the Series C Preferred Stock shall have waived their right of first refusal in whole with respect to the transactions contemplated hereby or failed to exercise such right in accordance with the terms of the Series C Preferred Stock Purchase Agreement;

                  (f) Series C Redemption. The outstanding shares of Series C Preferred Stock and related warrants to purchase Common Stock shall have been redeemed by the Company;

                  (g) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, applied or endorsed by any court or governmental authority of competent jurisdiction that prevents, prohibits or imposes a material adverse condition upon the consummation of any of the transactions contemplated by the Transaction Documents;

                  (h) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would be expected to have or result in a Material Adverse Effect;

                  (i) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on an Eligible Market; and

                  (j) Engagement Letter. The engagement letter between the Company and Delaware Bay shall have been terminated or amended and the Purchasers and the Company shall have agreed in writing with respect to the satisfaction of any fees owing to UBS Warburg and Delaware Bay as a result of the consummation of the transactions contemplated herein.

         Section 5.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date; and

                  (b) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

                  (c) Consents. All necessary governmental, shareholder and third party consents and approvals necessary in connection with the consummation of the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to Purchaser) and shall remain in effect;

                  (d) Engagement Letter. The engagement letter between the Company and Delaware Bay shall have been terminated or amended and the Purchasers and the Company shall have agreed in writing with respect to the satisfaction of any fees owing to UBS Warburg and Delaware Bay as a result of the consummation of the transactions contemplated herein; and

                  (e) Series C Consent. The holders of the Series C Preferred Stock shall have waived their right of first refusal in whole with respect to the transactions contemplated hereby or failed to exercise such right in accordance with the terms of the Series C Preferred Stock Purchase Agreement.

         Section 5.3 Termination. The Purchasers shall have the right to terminate this Agreement, by written notice to the Company, at any time after December 14, 2001, if the Company has not satisfied the conditions set forth in
Section 5.1.

                                   ARTICLE VI

                                  MISCELLANEOUS

         Section 6.1 Fees and Expenses. At the Closing, the Company shall (a) reimburse Cerberus Partners, L.P. ("Cerberus") for its fees and expenses (including all fees and expenses of Purchaser Counsel) incurred in connection with the preparation and negotiation of the Transaction Documents by paying to Cerberus (or, at Cerberus' election, directly to Purchaser Counsel), an aggregate amount of $30,000 and (b) pay all fees and expenses with respect to the satisfaction of any fees and expenses owing to UBS Warburg and Delaware Bay as a result of the consummation of the transactions contemplated herein. In lieu of the payments required by the immediately preceding sentence, Cerberus shall retain the amount of such payments instead of delivering such amounts to the Company at the Closing and, with respect to clause (b) in the immediately preceding sentence, the Company shall direct Cerberus to pay each of UBS Warburg and Delaware Bay out of such retained amount. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of the Securities.

         Section 6.2 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

         Section 6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) (with confirmation of transmission) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) (with confirmation of transmission) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service (next day service specified), or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

         If to the Company:               i-STAT Corporation
                                          104 Windsor Center Drive
                                          East Windsor, NJ 08520
                                          Facsimile No.:  (609) 243-9311
                                          Attn:  Chief Financial Officer

         With a copy to:                  Paul, Hastings, Janofsky & Walker LLP
                                          1055 Washington Boulevard
                                          Stamford, CT  06901
                                          Facsimile No.:  (203) 359-3031
                                          Attn:  Esteban A. Ferrer, Esq.

         If to a Purchaser:               To the address set forth under such
                                          Purchaser's name on the signature
                                          pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

         Section 6.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

         Section 6.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         Section 6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers.

         Section 6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

         Section 6.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

         Section 6.9 Survival. The representations and warranties contained herein shall survive the Closing and the delivery, exercise and/or conversion of the Securities, as applicable, until the third year anniversary of the Closing Date. The agreements and covenants shall survive the Closing and the delivery, exercise and/or conversion of the Securities, as applicable, in accordance with their terms.

         Section 6.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

         Section 6.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         Section 6.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         Section 6.13 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                   i-STAT CORPORATION


                                   By:      /s/ William P. Moffitt
                                            ------------------------------------
                                            Name:  William P. Moffitt
                                            Title: President & Chief
                                                   Executive Officer



                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                     SIGNATURE PAGES FOR PURCHASERS FOLLOW]

                                    CERBERUS PARTNERS, L.P.


                                    By:      CERBERUS ASSOCIATES LLC,
                                             its General Partner

                                    By:      /s/ Mark Neporent
                                             -----------------------------------
                                             Name:  Mark Neporent
                                             Title: Managing Director & Chief
                                                    Operating Officer



                                    Address for Notice:
                                    Cerberus Partners, L.P.
                                    450 Park Avenue
                                    New York, NY  10022
                                    Facsimile No.:  212-935-2874
                                    Attn:  Mark Neporent

                  With copies to:   Schulte Roth & Zabel LLP
                                    919 Third Avenue
                                    New York, NY  10022
                                    Facsimile No.:  (212) 593-5955
                                    Attn:  Stuart D. Freedman, Esq.

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE I DEFINITIONS.............................................................................................1

     Section 1.1      Definitions.................................................................................1

ARTICLE II PURCHASE AND SALE......................................................................................4


ARTICLE III REPRESENTATIONS AND WARRANTIES........................................................................5

     Section 3.1      Representations and Warranties of the Company...............................................5
     Section 3.2      Representations and Warranties of the Purchasers...........................................11

ARTICLE IV OTHER AGREEMENTS OF THE PARTIES.......................................................................13

     Section 4.1      Transfer Restrictions......................................................................13
     Section 4.2      Acknowledgment of Dilution.................................................................14
     Section 4.3      Furnishing of Information..................................................................15
     Section 4.4      Integration................................................................................15
     Section 4.5      Reservation and Listing of Securities......................................................15
     Section 4.6      Conversion and Exercise Procedures.........................................................15
     Section 4.7      Right of First Refusal.....................................................................15
     Section 4.8      Securities Laws Disclosure; Publicity......................................................17
     Section 4.9      Use of Proceeds............................................................................18
     Section 4.10     Indemnification of the Purchasers..........................................................18
     Section 4.11     Indemnification of the Company.............................................................18
     Section 4.12     Stockholder Protection Plan; Standstill Agreement; Abbott Securities
                      Purchase Agreement.........................................................................18
     Section 4.13     [Intentionally Omitted]....................................................................19
     Section 4.14     Certain Trading Restrictions...............................................................19
     Section 4.15     Board of Directors.........................................................................19

ARTICLE V CONDITIONS TO CLOSING..................................................................................19

     Section 5.1      Conditions Precedent to the Obligations of the Purchasers..................................19
     Section 5.2      Conditions Precedent to the Obligations of the Company.....................................21

ARTICLE VI MISCELLANEOUS 22

     Section 6.1      Fees and Expenses..........................................................................22
     Section 6.2      Entire Agreement...........................................................................22
     Section 6.3      Notices....................................................................................22
     Section 6.4      Amendments; Waivers........................................................................23
     Section 6.5      Headings...................................................................................23
     Section 6.6      Successors and Assigns.....................................................................23

                                                                                                               Page
                                                                                                               ----
     Section 6.7      No Third-Party Beneficiaries...............................................................23
     Section 6.8      Governing Law..............................................................................24
     Section 6.9      Survival...................................................................................24
     Section 6.10     Execution..................................................................................24
     Section 6.11     Severability...............................................................................24
     Section 6.12     Remedies...................................................................................25
     Section 6.13     Independent Nature of Purchasers' Obligations and Rights...................................25

Exhibits:
--------
A        Form of Certificate of Designation
B        Form of Registration Rights Agreement
C        Form of Opinion of Company Counsel
D        Form of Warrant
E        Form of Transfer Agent Instructions
F        Investor purchase price allocation

Schedules:
---------
3.1(a)   Subsidiaries
3.1(g)   Capitalization
3.1(h)   SEC Reports, Financial Statements
3.1(n)   Title to Assets
3.1(s)   Commissions
3.1(w)   Registration Rights

                                                                            Page
                                                                            ----


                                    Exhibit F
                                    ---------

                                                             Shares of Series D
                                                             Convertible Preferred        Aggregate Purchase
Purchasers                      Amount of Warrants           Stock                        Price
----------                      ------------------           -----                        -----
Cerberus Partners, L.P.         937,500                      30,000                       $30,000,000